Exhibit 99.1

Veradigm Extends Stockholder Rights Plan

Chicago – February 2, 2026 – Veradigm® (OTCMKTS: MDRX), a leading provider of clinical and revenue cycle solutions for independent practices, today announced that its Board of Directors (the “Board”) has approved an amendment to extend the Company’s existing Stockholder Rights Plan to December 31, 2026 (the “Rights Plan”).

The Board’s decision to extend the Rights Plan is based on its determination that many of the underlying risks and conditions that existed upon the initial adoption of the Rights Plan will continue to be present beyond February 20, 2026. Accordingly, the Rights Plan is being extended to continue to ensure that all Veradigm stockholders have the opportunity to realize the full potential value of their investment. The Rights Plan does not prevent the Company from pursuing any offer that is fair and otherwise in the best interests of stockholders.

Under the Rights Plan, rights become exercisable only if a person or group accumulates beneficial ownership of 20% or more of the outstanding shares of Company common stock (including in the form of synthetic ownership through derivative positions) in a transaction not approved by the Board, whether or not such person or group is an eligible passive investor.

The Board currently intends to terminate the Rights Plan no later than the time that the Company becomes current in its financial reporting and has applied for relisting of its shares of common stock on a national stock exchange. The Company expects to provide a business update during the month of February, at which time the Company also intends to provide an update regarding its efforts to become current in its financial reporting.

Further details about the Rights Plan, as amended, will be contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Veradigm®

Veradigm has a proven history of delivering clinical and revenue cycle solutions that help independent practices improve outcomes and financial performance. Our AI-forward data and technology also help over 20,000 provider practices connect with health plans and biopharma to eliminate inefficiencies, close care gaps, and create a more affordable health system.

© 2026 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or Company names are the property of their respective holders, all rights reserved.

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, expectations regarding the timing of the termination of the Rights Plan and the timing of an update regarding its efforts to become current in its financial reporting. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others: a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders; an inability of the Company to timely prepare its delinquent financial statements; unanticipated factors or factors that the Company currently believes will not cause further delay; the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal year ended December 31, 2023, December 31, 2024 or December 31, 2025 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the SEC of certain information relating to the investigation by the Audit Committee of the Company’s Board of Directors, the SEC’s investigation, and the additional information the Company has continued to provide to the SEC based on discussions with the SEC; changes in the financial condition of the markets that the Company serves; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis, including a chief financial officer; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250130580527/en/

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Amanda Cohen

732-567-7607

amanda.cohen@veradigm.com

Source: Veradigm

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